UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 6, 2026
Date of Report (date of earliest event reported)
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ACV Auctions Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40256	47-2415221
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
640 ELLICOTT STREET #321
Buffalo, NY 14203
(Address of principal executive offices and zip code)
(800) 553-4070
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	ACVA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.
On August 10, 2026, ACV Auctions Inc. (the "Company") issued a press release announcing its financial results for the quarter ended June 30, 2026. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 2.02, including Exhibit 99.1 hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Chief Financial Officer

On August 10, 2026, ACV Auctions Inc. (the "Company") announced that William Zerella informed the Company on August 6, 2026 of his intention to resign as Chief Financial Officer (“CFO”) of the Company to pursue an opportunity to serve as Chief Financial Officer of another company. Mr. Zerella's resignation as Chief Financial Officer will be effective as of August 10, 2026. Following his resignation as CFO, Mr. Zerella will remain employed by the Company in a non-executive capacity to assist with the transition of his duties to his successor CFO through October 2, 2026 (such date, or any earlier date of separation, the "Termination Date").

Mr. Zerella's decision to resign as Chief Financial Officer was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies, or practices.

In connection with his transition, Mr. Zerella will receive a reduced annual base salary of $125,000, prorated for his service during the transition period. Mr. Zerella will continue to participate in the Company's employee benefit plans in accordance with their terms and will continue to vest in his outstanding equity awards, in each case through the Termination Date.

Chief Financial Officer Appointment

On August 10, 2026, the Company announced that it has promoted Timothy Fox, age 61, to Chief Financial Officer, effective as of August 11, 2026.

Mr. Fox has more than 35 years of experience in finance, equity investment, strategy and operations at premier technology companies focused on B2B Internet marketplaces, enterprise software and Cloud solutions. Mr. Fox joined the Company in 2021 as Vice President of Investor Relations, leading the Company’s investor relations program. In 2024, he was appointed to his current role as Vice President of Investor Relations and Strategic Finance with expanded responsibility for the Company’s long-term financial planning, including guiding capital allocation decisions and partnering with business leaders on new product launches, go-to-market strategies and operational execution. Prior to joining the Company, Mr. Fox served as Senior Vice President of Investor Relations at PTC, a global software company, and previously as Vice President of Finance, Operations and Strategic Planning for PTC’s Enterprise Segments. Mr. Fox holds an MBA from Bryant University and a BS in Civil Engineering from the University of New Hampshire.

In connection with his appointment as CFO and effective as of August 11, 2026, Mr. Fox will be entitled to (i) an annual base salary of $399,000; (ii) a target short-term annual incentive opportunity equal to 80% of his base salary; (iii) an initial equity grant equal to $1,050,000 in the form of restricted stock units, which vest quarterly beginning on October 1, 2026 in substantially equal installments over three years (the “Initial RSU Award”); and (iv) an initial equity grant equal to $450,000 in the form of performance share units (at target level), which will vest and be paid, if earned, after the end of a performance period ending in April 2028, based on the Company’s total shareholder return as compared against a peer group of companies (the “Initial PSU Award”). The Initial RSU Award and the Initial PSU Award will be granted pursuant to the terms and conditions of the Company’s equity plan and standard forms of award agreements. The Initial RSU Award and the Initial

PSU Award are each subject to Mr. Fox’s continued employment through each applicable vesting date and the other terms and conditions applicable to ordinary course grants of restricted stock and performance share units to the Company’s executive officers.

In addition, effective as of the Effective Date, the Company entered into its standard forms of Severance and Change of Control Agreement (“Severance Agreement”) and Indemnification Agreement with Mr. Fox, which agreement forms were previously filed with the Securities and Exchange Commission as Exhibits 10.2, to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2026, which was filed on May 6, 2026 and Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the fiscal year ending on December 31, 2025, which was filed on February 23, 2026. The Severance Agreement provides that, in the event that Mr. Fox’s employment is terminated by the Company without Cause not in connection with a Change in Control (each, as defined in the Severance Agreement), Mr. Fox will be entitled to receive the following severance benefits, subject to his timely execution and non-revocation of a general release of claims in favor of the Company.

•A lump sum cash severance payment equal to the sum of (A) Mr. Fox's annual base salary and (B) Mr. Fox’s pro-rated annual bonus for the fiscal year of termination, if Mr. Fox was employed by the Company for more than 182 days in the year termination occurred, based on the actual achievement of the applicable performance criteria as measured at the end of such year, payable in a lump sum;

•Participation in the Company's group health and dental plans on the same terms as active employees (or, if such continuation is not permitted, a monthly cash payment equal to the applicable COBRA premium) for a period of 12 months following the date of termination; and

•Accelerated vesting of each outstanding time-based equity award held by Mr. Fox as of the date of termination that would have vested during the 12-month period immediately following the date of termination.

The Severance Agreement further provides that, in the event that Mr. Fox's employment is terminated by the Company without Cause or that Mr. Fox resigns for Good Reason during the period beginning three months prior to and ending 12 months following a Change in Control (the "Change in Control Protection Period"), Mr. Fox will be entitled to receive the following enhanced severance benefits:

•A lump sum cash severance payment equal to the sum of (A) 1.5 times Mr. Fox’s annual base salary and (B) Mr. Fox’s target annual bonus, in each case as in effect immediately prior to the date of termination (or, if higher, as in effect immediately prior to the Change in Control);

•Participation in the Company's group health and dental plans on the same terms as active employees (or, if such continuation is not permitted, a monthly cash payment equal to the applicable COBRA premium) for a period of 18 months following the date of termination;

•Full accelerated vesting of all outstanding time-based equity awards held by Mr. Fox as of the date of termination; and

•Full accelerated vesting of all outstanding performance-based equity awards held by Mr. Fox as of the date of termination, with performance deemed achieved at the greater of target or actual performance through the termination date, if measurable.

The severance benefits under the Severance Agreement are subject to Mr. Fox's continued compliance with all applicable restrictive covenants, including confidentiality, non-competition, non-solicitation of employees, and non-solicitation of customers.

There are no family relationships, as defined in Item 401(d) of Regulation S-K, between Mr. Fox and any of the Company’s directors or executive officers, or persons nominated or chosen to become a director or executive officer of the Company. There is no arrangement or understanding between Mr. Fox and any other person pursuant to which Mr. Fox was appointed to serve as the Company’s Chief Financial Officer. Mr. Fox does not have any direct or indirect material interest in any transaction or proposed transaction with the Company that is required to be reported under Item 404(a) of Regulation S-K.
On August 10, 2026, the Company issued a press release announcing Mr. Fox’s appointment as Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01 - Financial Statements and Exhibits
(d): Exhibits

Exhibit No.	Description
99.1	Press Release dated August 10, 2026
99.2	CFO Press Release dated August 10, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACV AUCTIONS INC.

Date	August 10, 2026	By:	/s/ William Zerella
William Zerella
Chief Financial Officer